EXHIBIT 99.4

CYNERGISTEK, INC.

Unaudited Condensed Financial Statements

As of September 30, 2016, and for the Three and Nine Months Ended September 30, 2016 and 2015

CYNERGISTEK, INC.

Table of Contents

Financial Statements (unaudited):

Balance Sheet – September 30, 2016	3

Statements of Income – Three and Nine Months Ended September 30, 2016 and 2015	4

Statements of Cash Flows – Nine Months Ended September 30, 2016 and 2015	6

Notes to Financial Statements – September 30, 2016	7

CYNERGISTEK, INC.

BALANCE SHEET

September 30, 2016

ASSETS
Current assets:
Cash and cash equivalents	$ 53,500
Accounts receivable	4,472,342
Prepaid and other current assets	12,200
Total current assets	4,538,042

Property and equipment, net	116,015

Total assets	$ 4,654,057

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$ 307,239
Accrued compensation and benefits	344,296
Line of credit	150,000
Deferred revenue	4,425,385
Deferred income taxes	5,854
Total current liabilities	5,232,774

Commitments and contingencies (Notes 4, 5 and 7)

Stockholders’ deficit:
Common stock, par value at $0.0001, 20,000,000 shares	4,750
authorized, 5,500,000 shares issued and outstanding
Accumulated deficit	(583,467)
Total stockholders’ deficit	(578,717)

Total liabilities and stockholders’ deficit	$ 4,654,057

CYNERGISTEK, INC.

STATEMENTS OF INCOME

Three and Nine Months Ended September 30, 2016 and 2015

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net revenues	$3,620,284	$3,091,772	$10,605,657	$8,001,990
Cost of revenues	1,485,536	1,437,133	4,068,776	4,280,178
Gross profit	2,134,748	1,654,639	6,536,881	3,721,812

Selling, general, and administrative expenses	1,598,877	700,056	3,230,036	2,009,080
Income from operations	535,871	954,583	3,306,845	1,712,732

Other income (expense):
Interest income	7	148	318	812
Interest expense	(154)	(496)	(383)	(496)
Other income	15,141	(368)	15,588	(931)
Total other income (expense)	14,994	(716)	15,523	(615)

Income before provision for income taxes	550,865	953,867	3,322,368	1,712,117

Income and franchise tax expense	(87,224)	1,590	51,788	95,476

Net income	$638,089	$952,277	$3,270,580	$1,616,641

CYNERGISTEK, INC.

STATEMENTS OF CASH FLOWS

Nine Months Ended September 30, 2016 and 2015

	Nine Months Ended September 30,
	2016	2015

Cash flows from operating activities:
Net income	$3,270,580	$1,616,641
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation expense	42,988	42,222
Gain on disposal of fixed assets	(13,000)
Changes in operating assets and liabilities:
Accounts receivable	275,450	(1,012,618)
Prepaid and other current assets	4,213	(13,066)
Deferred tax assets	635	-
Accounts payable and accrued expenses	(667,980)	1,012,573
Accrued compensation and benefits	(294,402)	(68,219)
Deferred revenue	1,135,040	129,385
Deferred tax liabilities	5,854	4,025

Net cash provided by operating activities	3,759,378	1,710,943

Cash flows from investing activities:
Purchases of property and equipment	(44,234)	(11,312)
Proceeds from disposals of property and equipment	13,000	-

Net cash used in investing activities	(31,234)	(11,312)

Cash flows from financing activities:
Stockholders' draws	(4,185,976)	(1,746,960)
Net proceeds from line of credit	150,000	-

Net cash used in financing activities	(4,035,976)	(1,746,960)

Net decrease in cash and cash equivalents	(307,832)	(47,329)

Cash and cash equivalents, January 1, 2016	361,332	671,707

Cash and cash equivalents, September 30, 2016	$53,500	$624,378

Supplemental disclosures of cash flow information:
Interest paid	$383	$164
Income and franchise taxes paid	$44,524	$36,865
Disposals of property and equipment	$60,779	$-

CYNERGISTEK, INC.

Notes to Financial Statements

1. Basis of Presentation and Significant Accounting Policies

Description of Business

CynergisTek, Inc. (the “Company” or “CynergisTek”), a subchapter S corporation, is engaged in the business of information security, risk management and compliance. CynergisTek helps organizations manage their information security through professional services engagements.

Presentation of Financial Statements

The accompanying audited financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), as defined in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, these estimates may ultimately differ from actual results. Significant items subject to such estimates and assumptions include the amount and period of revenue recognition; the useful lives of long-lived assets; allowances for doubtful accounts; income taxes and other contingencies.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents (Note 6).

Accounts Receivable

The Company reports accounts receivable at net realizable value. The Company maintains an allowance for doubtful accounts for estimated losses resulting from amounts that will not be collected. The Company calculates the allowance based on a specific analysis of past due balances and historical collections. Accounts receivable are charged off against the allowance for doubtful accounts when it is determined that the receivable is uncollectible. Management believes that no accounts receivable are uncollectible at September 30, 2016.

Property and Equipment

CYNERGISTEK, INC.

Notes to Financial Statements

Property and equipment are carried at cost less accumulated depreciation. Depreciation of the property and equipment is provided using the straight-line method over the assets' estimated economic lives, which range from three to five years. Expenditures for maintenance and repairs are charged to expense as incurred.

Fair Value of Financial Instruments

Financial instruments consist principally of cash equivalents, accounts receivable, and accounts payable. The Company believes that the recorded values of all financial instruments approximate their current fair values because of their nature and relatively short maturity dates or durations.

Revenue Recognition

The Company derives its revenue from cyber security professional services such as, cyber security risk assessments, security program strategy development and penetration testing. The Company also derives revenue from the resale of software and hardware.

The Company commences revenue recognition when all of the following conditions are satisfied:

• there is persuasive evidence of an arrangement;

• the product or service has been or is being provided to the customer;

• the collection of the fees is reasonably assured; and

• the amount to be paid by the customer is fixed or determinable.

For arrangements with multiple elements, management allocates total consideration to the deliverables that qualify as accounting units based on an estimated selling price.

Managed Service Revenues

Managed service revenues are recognized ratably over the contract terms beginning on the commencement date of each contract, which is the date the Company begins providing services to its customers.

Amounts that have been invoiced pursuant to the terms of the customer contract are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met.

The Company’s managed service arrangements are normally non-cancelable. Contracts with early termination provisions usually are accompanied by early termination fees.

Consulting Service Revenues

CYNERGISTEK, INC.

Notes to Financial Statements

Consulting services contracts are on either a fixed fee or a time and materials basis. For fixed fee arrangements, revenue is recognized ratably over the term of the project. For time and materials arrangements, revenues are recognized as the services are rendered.

Hardware and Software Resale Revenues

For hardware and software resales, the Company recognizes revenue on a gross basis, as the Company is deemed to be the primary obligor in these arrangements. Revenue from the resale of hardware is recognized when delivered to the customer. For software resales, when the Company does not provide any services that are considered essential to the functionality of the software, revenue is recognized upon delivery of the software. All product warranties and upgrades or enhancements are provided exclusively by the manufacturer. The Company does not sell any internally developed software.

For hardware and software maintenance arrangements, the Company recognizes revenue at the time of sale on a net basis, as a third-party service provider is deemed to be the primary obligor. Under net sales recognition, the cost of the third-party service provider or vendor is recorded as a direct reduction to net revenues on the statements of income.

Deferred Revenue

Deferred revenue primarily consists of billings or payments received in advance of the amount of revenue recognized and such amounts are recognized as the revenue recognition criteria are met.

Income and Franchise Taxes

The Company is a subchapter S corporation and is not subject to federal income taxes. The taxable income of the Company is included in the individual income tax returns of its stockholders. However, the Company may be required to pay state income taxes based on its apportioned net income or pay state franchise fees based on its apportioned gross receipts. Based on its evaluation of uncertain tax positions, management has concluded that there are no significant uncertain tax positions requiring recognition in the accompanying financial statements, nor have the stockholders been assessed interest or penalties by any major tax jurisdictions. Income tax returns for 2013-2015 are subject to examination by federal tax authorities.

CYNERGISTEK, INC.

Notes to Financial Statements

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial reporting requirements and those imposed under federal and state tax laws. Deferred taxes are provided for timing differences in the recognition of revenue and expenses for income tax and financial reporting purposes and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Realization of the deferred tax asset is dependent on generating sufficient taxable income in future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

2. Recent Accounting Pronouncements

In May 2014, the FASB issued guidance which provides a single, comprehensive accounting model for revenue arising from contracts with customers. This guidance supersedes most of the existing revenue recognition guidance, including industry-specific guidance. Under this model, revenue is recognized at an amount that a company expects to be entitled to upon transferring control of goods or services to a customer, as opposed to when risks and rewards transfer to a customer. The new guidance also requires additional disclosures about the nature, timing and uncertainty of revenue and cash flow arising from customer contracts, including significant judgments and changes in judgments. Considering the one-year delay in the required adoption date for the guidance as issued in July 2015, the new guidance is effective for the Company beginning in 2019 and may be applied retrospectively to all prior periods presented or through a cumulative adjustment to the opening retained earnings balance in the year of adoption. Management is currently evaluating its existing revenue recognition policies to determine the impact the adoption of this standard may have on its financial statements.

In April 2015 and August 2015, the FASB issued guidance which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability consistent with the presentation of debt discounts, however debt issuance costs related to revolving credit agreements may be presented in the balance sheet as an asset. This guidance was effective for the Company in the first quarter of 2016 and did not materially impact the Company’s financial statements.

In November 2015, the FASB issued guidance related to the presentation of deferred income taxes. The guidance requires that deferred tax assets and liabilities be classified as non-current in a balance sheet. This guidance is effective for the Company in the first quarter of 2017 and is not expected to materially impact its financial position or net earnings.

CYNERGISTEK, INC.

Notes to Financial Statements

In February 2016, the FASB issued a new accounting standard on leasing. The new standard will require companies to record most leased assets and liabilities on the balance sheet and also utilizes a dual model for recognizing expense. This guidance will be effective in the first quarter of 2020 with early adoption permitted. The Company is evaluating the impact that adopting this guidance will have on its financial statements.

3. Property and Equipment

A summary of property and equipment as of September 30, 2016 is as follows:

Computer equipment	$ 185,555
Furniture and fixtures	84,899
Software	3,230
Autos	32,669
306,353
Less accumulated depreciation	(190,338)

$ 116,015

Depreciation expense for property and equipment amounted to $15,083 and $42,988 for the three and nine months ended September 30, 2016, and $13,904 and $42,222 for the three and nine months ended September 30, 2015. Disposals of property and equipment amounted to $60,779 for both the three and nine months ended September 30, 2016, and none in 2015.

4. Line of Credit

On November 18, 2014, the Company entered into a Line of Credit Agreement with Bank of America. Under this agreement, the Company could borrow up to $350,000 at an interest rate of the bank’s prime plus 1.0%. In November 2015, the Company renewed the line of credit through November 2016. Under this agreement, the Company could borrow up to $350,000 at an interest rate of the bank’s prime plus 0.75% per annum (4.25% as of September 30, 2016). Interest is paid monthly. The line of credit is collateralized by the Company’s accounts receivable, inventory, property and equipment, and guaranteed by the stockholders of the Company. As of September 30, 2016, the Company has outstanding borrowings of $150,000.

Interest charges associated with the line of credit totaled $154 and $383 for the three and nine months ended September 30, 2016 and $496 for both the three and nine months ended September 30, 2015

In November 2016, the line of credit was again renewed under substantially the same terms through November 2017.

CYNERGISTEK, INC.

Notes to Financial Statements

5. Commitments and Contingencies

Operating Leases

The Company leases its corporate offices under an operating lease. The original term was 60 months from a commencement date of October 2014. Rent expense for the three and nine months ended September 30, 2016 was $21,824 and $65,168, respectively, and $21,672 and $65,664 for the three and nine months ended September 30, 2016, respectively. The Company has an additional office lease agreement that commences in February 2017 for a term of 40 months.

Future, non-cancellable operating lease commitments under these lease agreements are as follows for each of the years ending December 31, plus the three month period October 1, 2016 through December 31, 2016:

10/1/2016 - 12/31/2016	$22,128
FY 2017	221,128
FY 2018	171,222
FY 2019	153,918
FY 2020	65,904

$634,300

Legal Contingencies

From time-to-time, the Company may be involved in certain legal proceedings. The Company accrues a liability for the estimated loss when a loss is considered probable and the amount of loss can be reasonably estimated. As of September 30, 2016, the Company has no accrued liabilities for such matters.

6. Concentrations

Major Customers

For the nine months ended September 30, 2016, there was one individual customer that generated at least 10% of revenues. This customer represented a total of approximately 13% of revenues. As of September 30, 2016, net accounts receivable due from this customer totaled approximately $480,000. For the nine months ended September 30, 2015, there was one individual customer that generated at least 10% of revenues. This customer represented a total of approximately 14% of revenues. As of September 30, 2015, net accounts receivable due from this customer totaled approximately $1,180,000.

CYNERGISTEK, INC.

Notes to Financial Statements

Financial Institutions

The Company maintains its cash balances at two financial institutions. Balances held by each institution are insured by the Federal Deposit Insurance Corporation for up to $250,000. The Company’s cash balances may exceed such insured limits. The Company reduces its exposure to credit risk by maintaining its cash at high quality financial institutions and by monitoring the financial stability of those institutions.

7. Subsequent Events

Management has evaluated subsequent events through March 29, 2017 the date the financial statements were available to be issued.

On January 13, 2017, Auxilio, Inc. acquired the Company for approximately $28.3 million, including approximately $14.2 million in cash, approximately $2.8 million in Company stock, loans to the sellers totaling $9.0 million and contingent earn-out fees payable to the sellers with a fair value of approximately $2.3 million.